Exhibit 10.2

REV GROUP, INC.

2016 OMNIBUS INCENTIVE PLAN

(Amended and Restated as of February 29, 2024)

PERFORMANCE SHARE UNIT AWARD

[DATE]

Subject to the terms and conditions set forth in this grant letter (this grant letter, including Attachment A, the “Grant Letter”) and Exhibit A (the Grant Letter and Exhibit A constituting this “Agreement”), REV Group, Inc., a Delaware corporation (the “Company”), has granted you as of the Grant Date set forth below an award of Performance Share Units (the “Award”). The Award is granted under and is subject to the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan (as amended and restated, the “Plan”). Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan. The provisions of the Plan shall control in the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you.

AWARD TERMS

PARTICIPANT:	[•]
GRANT DATE:	[•]
TARGET NUMBER OF PERFORMANCE SHARE UNITS:	[•]
VESTING DATE:	Subject to the terms and conditions of this Agreement, PSUs will be earned in accordance with the schedule set forth in Attachment A to this Agreement.
PERFORMANCE PERIOD:	[•]
PERFORMANCE GOALS:

Subject to the terms and conditions of this Agreement and the Participant’s continued employment through the Vesting Date(s) as shown on Attachment A (unless otherwise set forth in this Agreement), PSUs will be earned based on the achievement of the “Performance Goals” set forth on Attachment A to this Agreement.

ADDITIONAL TERMS:	[•]
ACHIEVEMENT OF TARGETS:

Achievement of the applicable Performance Goals will be determined by the Compensation Committee following the end of each Performance Period Term in its sole discretion, based on the results of an independent third party’s calculation of the related Performance Goals.

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions, please contact the Company’s Corporate Senior Director Total Rewards via email at compensation@revgroup.com. If there are no questions, please provide your signature, address and the date for this Agreement where indicated below.

1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

REV GROUP, INC.
By:
Name:
Title:

Name

Address

Date: ___________,

2

EXHIBIT A

REV GROUP, INC. 2016 OMNIBUS INCENTIVE PLAN
(Amended and Restated as of February 29, 2024)

PERFORMANCE SHARE UNIT AWARD AGREEMENT

THIS AGREEMENT made and entered into on the date of the Grant Letter, by and between REV Group, Inc. (the “Company”), a Delaware corporation, and the individual listed in the Grant Letter as the Participant.

WHEREAS, the Participant has been granted the Award under the Plan;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1.
Award of Shares. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Participant is hereby granted the number of performance share units (“PSUs”) as set forth in the Grant Letter, subject to the terms and conditions of the Plan and those herein set forth. The Award is granted as of the date set forth in the Grant Letter.
2.
Issuance of PSUs. One Share will be issued for each PSU that is earned and vests, as determined in accordance with and subject to the terms of this Agreement and the Plan.
3.
Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:
(a)
Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the PSUs unless and until the Participant becomes the record owner of the Shares, including Dividend Shares (as defined below) to the extent applicable, underlying such PSUs.
(b)
Dividend Shares. If a dividend is paid on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the PSUs are distributed to the Participant pursuant to Section 3(d), the Participant shall be eligible to receive an amount equal to the dividend that the Participant would have received had the Shares underlying the PSUs been distributed to the Participant as of the time a which such dividend is paid; provided, however, that no such amount shall be payable with respect to any PSUs that are forfeited. Such amount shall be paid to the Participant on the date on which the Shares underlying the PSUs are distributed to the Participant in the same form (cash, Shares or other property) in which such dividend is paid to holders of Shares generally. Any Shares that the Participant is eligible to receive pursuant to this Section 3(b) are referred to herein as “Dividend Shares.”
(c)
Vesting of Award. Subject to the provisions of this Section 3 and Sections 8 and 9, the Award shall vest and become non-forfeitable in accordance with the vesting schedule set forth in the Grant Letter, subject to the Participant’s continuous service with the Company or any of its Affiliates through the Vesting Date.
(d)
Distribution on Vesting. Subject to the provisions of this Agreement, upon the vesting of any of the PSUs, the Company shall deliver to the Participant, as soon as reasonably practicable after the applicable Vesting Date (or the date of the Participant’s Termination of Service, as applicable), one Share for each such PSU and the number of Dividend Shares (as determined in accordance with Section 3(b)); provided that such delivery of Shares shall be made no later than March 15 of the calendar year immediately following the year in which the applicable Vesting Date (or the date of the Participant’s Termination of Service, as applicable) occurs. Upon such delivery, such Shares (including Dividend Shares) shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
(e)
Termination of Service; Forfeiture of Unvested Shares. In the event of Termination of Service of the Participant prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company.
(f)
Change of Control. Notwithstanding any provision of this Agreement to the contrary, if, within twelve (12) months following a Change of Control, the Award (or a substitute award) remains outstanding and the Participant incurs a Termination of Service without Cause or for Good Reason, the Award shall become immediately vested at target and all restrictions shall lapse upon such Termination of Service. For purposes of this Agreement, “Good Reason” means “Good Reason” as defined in the Participant’s Service Provider Agreement, if any, or if not so defined, the occurrence of any of the following events, in each case without the Participant’s consent: (i) a material reduction by the Company or any of its Affiliates of the Participant’s base salary, other than any such reduction that applies generally to similarly situated employees of the Company or (ii) a relocation by the Company or any of its Affiliates of the principal place of the Participant’s employment or service outside a 50 mile radius from its current location; provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances; (B) if possible, the Company shall have 60 days following receipt of such notice to cure such circumstances; and (C) if the Company has not cured such circumstances within such 60-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 60-day period. Notwithstanding the above, in the event of any conflict between the terms of this Agreement and any Change in Control Severance Agreement entered into by and between the Company and the Participant (the “CIC Severance Agreement”) then in effect as of such Change in Control with respect to the treatment of the Award, the terms of the CIC Severance Agreement shall control.

(g)
Death or Disability. In the event of the Participant’s Termination of Service at any time due to the Participant’s death or Disability, any unvested PSUs shall vest at target level on the date of such Termination of Service.
(h)
No Right to Continued Service. The grant of an Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(i)
No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
4.
Restrictions on Transferability. Except as may be permitted by the Administrator, neither this Award nor any right under this Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of this Award that has been fully vested and distributed and shall not preclude forfeiture of any portion of this Award in accordance with the terms herein.
5.
Tax Liability; Withholding Requirements.
(a)
The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or distribution of any PSUs granted hereunder.
(b)
The Company may withhold any tax (or other governmental obligation) that becomes due with respect to the PSUs (or any dividend distribution thereon) and take such action as it deems appropriate to ensure that all applicable withholding, income or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from the Participant. The Participant shall make arrangements satisfactory to the Company to enable the Company to satisfy all such withholding requirements. Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit the Participant to satisfy any such withholding requirement by transferring to the Company pursuant to such procedures as the Administrator may require, effective as of the date on which such requirement arises, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of such date that is equal to the applicable withholding taxes due in respect of the PSUs. If the Administrator permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares transferred to the Company as provided above.
6.
Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (c) any calculation of base pay or regular pay for any purpose.
7.
Whistleblower Protection. The Participant has the right under federal law to certain protections for cooperating with or reporting legal violations to the Securities and Exchange Commission (the “SEC”) or its Office of the Whistleblower, as well as certain other governmental entities and self-regulatory organizations. As such, nothing in this Agreement or otherwise is intended to prohibit the Participant from disclosing this Agreement to, or from cooperating with or reporting violations to, the SEC or any such governmental entity or self-regulatory organization, and the Participant may do so without notifying the Company. The Company may not retaliate against the Participant for any of these activities, and nothing in this Agreement or otherwise requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any such governmental entity or self-regulatory organization.
8.
Forfeiture Upon Breach of Certain Other Agreements. Subject to Section 7, the Participant’s breach of any non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation or return of any Shares (whether or not vested) held by the Participant.
9.
Recoupment/Clawback. This Award may be subject to recoupment or “clawback” as may be required by applicable law, stock exchange rules or by any applicable Company policy or arrangement, as it may be established or amended from time to time.
10.
References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
11.
Miscellaneous.
(a)
Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

REV Group, Inc.

245 South Executive Drive

Brookfield, WI 53005

Attention: Senior Director Total Rewards
Email: compensation@revgroup.com

If to the Participant:

At the Participant’s most recent address shown on the signature page of the Grant Letter, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

(b)
Entire Agreement. This Award Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
(c)
Severability. If any provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Award Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Award Agreement shall remain in full force and effect.
(d)
Amendment; Waiver. No amendment or modification of any provision of this Award Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(e)
Assignment. Neither this Award Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
(f)
Successors and Assigns; No Third-Party Beneficiaries. This Award Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.
(g)
Governing Law; Waiver of Jury Trial. This Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof. BY RECEIPT OF THIS AWARD, THE PARTICIPANT WAIVES ANY RIGHT THAT THE PARTICIPANT MAY HAVE TO TRIAL BY JURY IN RESECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AWARD AGREEMENT OR THE PLAN.
(h)
Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the PSUs pursuant to this Award Agreement. The Participant acknowledges receipt of a copy of the Plan and this Award Agreement and understands that material definitions and provisions concerning the PSUs and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Award Agreement and the Plan.
(i)
Dispute Resolution. Any dispute or claim arising out of, under or in connection with the Plan or any Award Agreement shall be submitted to arbitration in Delaware and shall be conducted in accordance with the rules of, but not necessarily under the auspices of, the American Arbitration Association (“AAA”) rules in force when the notice of arbitration is submitted. The arbitration shall be conducted before an arbitration tribunal comprised of one individual, mutually selected by the Company and the Participant, such selection to be made within 30 calendar days after notice of arbitration has been given. In the event the parties are unable to agree in such time, AAA will provide a list of 3 available arbitrators and an arbitrator will be selected from such 3-member panel provided by AAA by the parties alternately striking out one name of a potential arbitrator until only one name remains. The party entitled to strike an arbitrator first shall be selected by a toss of a coin. The Participant and the Company agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages and shall not include punitive damages.
(j)
Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.